EXHIBIT 8

LIST OF SUBSIDIARIES

Set forth below is a chart indicating the individual companies within the Group and the Group’s participation (direct and indirect) in each company at December 31, 2017.

Primary Operating Area	Country of incorporation	Direct	Indirect	Total

Corporate & Investment Banking
Ethniki Leasing S.A.	Greece	100.00%	—	100.00%
Ethniki Factors S.A.	Greece	100.00%	—	100.00%
Probank Leasing S.A.	Greece	99.87%	—	99.87%
Titlos Plc.(1)	UK	—	—	—
SINEPIA Designated Activity Company(1)	Ireland	—	—	—
International
The South African Bank of Athens Ltd (3)	South Africa	57.92%	41.90%	99.82%
National Bank of Greece (Cyprus) Ltd	Cyprus	100.00%	—	100.00%
National Securities Co (Cyprus) Ltd (2)	Cyprus	—	100.00%	100.00%
NBG Management Services Ltd	Cyprus	100.00%	—	100.00%
Stopanska Banka A.D. (Skopje)	FYROM	94.64%	—	94.64%
Bankteco E.O.O.D.	Bulgaria	100.00%	—	100.00%
Banca Romaneasca S.A. (3)	Romania	99.28%	—	99.28%
NBG Leasing IFN S.A.	Romania	100.00%	—	100.00%
Banca NBG Albania Sh.a.(3)	Albania	100.00%	—	100.00%
NBG (Malta) Holdings Ltd	Malta	—	100.00%	100.00%
NBG Bank Malta Ltd	Malta	—	100.00%	100.00%
Global Markets & Asset Management
National Securities S.A.	Greece	100.00%	—	100.00%
NBG Asset Management Mutual Funds S.A.	Greece	100.00%	—	100.00%
Probank M.F.M.C.	Greece	95.00%	5.00%	100.00%
Profinance S.A.(2)	Greece	99.90%	0.10%	100.00%
NBG Greek Fund Ltd	Cyprus	100.00%	—	100.00%
NBG Finance Plc.	UK	100.00%	—	100.00%
NBG Finance (Dollar) Plc	UK	100.00%	—	100.00%
NBG Finance (Sterling) Plc	UK	100.00%	—	100.00%
NBG International Ltd	UK	100.00%	—	100.00%
NBGI Private Equity Ltd (2)	UK	—	100.00%	100.00%
NBG Funding Ltd(4)	UK	100.00%	—	100.00%
NBG Asset Management Luxembourg S.A.	Luxemburg	94.67%	5.33%	100.00%
Insurance
Ethniki Hellenic General Insurance S.A. (3)	Greece	100.00%	—	100.00%
NBG Insurance Brokers S.A.	Greece	99.90%	0.10%	100.00%
Audatex Hellas S.A. (2),(3)	Greece	—	70.00%	70.00%
FB Insurance Agency Inc(2)	Greece	99.00%	—	99.00%

Primary Operating Area	Country of incorporation	Direct	Indirect	Total
Ethniki Insurance (Cyprus) Ltd (3)	Cyprus	—	100.00%	100.00%
Ethniki General Insurance (Cyprus) Ltd (3)	Cyprus	—	100.00%	100.00%
National Insurance Agents & Consultants Ltd(3)	Cyprus	—	100.00%	100.00%
S.C. Garanta Asigurari S.A. (3)	Romania	—	94.96%	94.96%
Other
NBG Property Services S.A.	Greece	100.00%	—	100.00%
Pronomiouhos S.A. Genikon Apothikon Hellados	Greece	100.00%	—	100.00%
Innovative Ventures S.A. (I-Ven) (2)	Greece	—	100.00%	100.00%
Grand Hotel Summer Palace S.A.	Greece	100.00%	—	100.00%
KADMOS S.A.	Greece	100.00%	—	100.00%
DIONYSOS S.A.	Greece	99.91%	—	99.91%
EKTENEPOL Construction Company S.A.	Greece	100.00%	—	100.00%
Mortgage, Touristic Protypos S.A.	Greece	100.00%	—	100.00%
Hellenic Touristic Constructions S.A.	Greece	78.04%	—	78.04%
Ethniki Ktimatikis Ekmetalefsis S.A.	Greece	100.00%	—	100.00%
NBG Pangaea Real Estate Investment Company	Greece	100.00%	—	100.00%
Nash S.r.L.	Italy	—	100.00%	100.00%
Fondo Picasso	Italy	—	100.00%	100.00%
Egnatia Properties S.A.	Romania	—	100.00%	100.00%
QUADRATIX LTD	Cyprus	—	100.00%	100.00%
Karolou S.A.	Greece	—	100.00%	100.00%
PNG Properties EAD	Bulgaria	—	100.00%	100.00%
NBG International Holdings B.V.	The Netherlands	100.00%	—	100.00%
ARC Management One SRL(1)	Romania	—	100.00%	100.00%
ARC Management Two EAD(1)	Bulgaria	—	100.00%	100.00%

(1)                                 VIE in which the Bank is the primary beneficiary

(2)                                 Companies under liquidation

(3)                                 Ethniki Hellenic General Insurance S.A. and its subsidiaries, Banca Romaneasca S.A., Banka NBG Albania Sh.a. and The South African Bank of Athens Ltd (S.A.B.A.), have been reclassified to Long-lived assets held for sale.

(4)                                 From January 1, 2016, NBG Funding Ltd is consolidated as 100.00% subsidiary due to the adoption of ASU 2015-02. The Group adopted the modified retrospective approach but due to the fact that in the previous periods NBG Funding Ltd was incorporated as a 100.00% equity method investment there was no impact to equity as of the beginning of the current period.